UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 8, 2025, Shimmick Corporation (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Sales Agent”). Pursuant to the Sales Agreement, the Sales Agent will act as the Company’s agent with respect to an offering and sale, at any time and from time to time, of the Company’s common stock, par value $0.01 per share (the “Shares”). The Company has authorized the sale, at its discretion, of Shares in an aggregate offering amount up to $7,800,000 under the Sales Agreement. Sales of the Shares, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 which was filed on July 3, 2025 with, and declared effective on July 10, 2025 by, the U.S. Securities and Exchange Commission (the “SEC”) (File No. 333-288513, the “Registration Statement”), and a related prospectus, as supplemented by a prospectus supplement related to the Company’s “at the market offering.” Concurrently herewith, we are filing a prospectus supplement (the “Prospectus Supplement”), dated September 8, 2025, with the SEC in connection with the offer and sale of the Shares. We are not obligated to make any sales of Shares under the Sales Agreement, and no assurance can be given that we will sell any Shares under the Sales Agreement, or, if we do, as to the price or amount of Shares that we will sell, or the dates on which any such sales will take place.

The Company or the Sales Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $7,800,000, or sooner if either the Company or the Sales Agent terminates the Sales Agreement.

The Company will pay the Sales Agent a cash commission in an amount up to 3% of the gross proceeds from each sale of Shares sold pursuant to the Sales Agreement and will reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the Registration Statement, prospectus, Prospectus Supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s Registration Statement, and its Prospectus Supplement related thereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares nor shall there be any sale of shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of King & Spalding LLP
10.1	At The Market Offering Agreement dated as of September 8, 2025, between Shimmick Corporation and Roth Capital Partners, LLC
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmick Corporation

September 8, 2025	By:	/s/ Todd W. Yoder
Todd W. Yoder
Executive Vice President, Chief Financial Officer and Treasurer